CEC ANNOUNCES 4Q16 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2016

University Group full year 2016 revenue increased 2.3% versus prior year with total enrollment growth of 5.3%

Schaumburg, Ill. (February 23, 2017) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the fourth quarter and year ended December 31, 2016.

University Group Full Year Highlights:

•	Total student enrollment growth of 5.3 percent as compared to the prior year
•	Revenue increase of 2.3 percent for 2016 as compared to the prior year
•	Student retention continues to improve as investments in various student-serving functions help enhance overall student retention and outcomes

Fourth Quarter Consolidated Results:

•	Revenue of $155.3 million for the quarter as compared to $199.9 million in the prior year quarter, with the decline primarily driven by teach-out campuses
•	Operating loss of $55.9 million compared to prior year quarter operating loss of $3.9 million; fourth quarter 2016 includes charges recorded for:
o	$18.4 million related to remaining lease obligations for vacated space at teach-out campuses
o	$10.0 million legal settlement
o	$22.0 million of third party legal fees

Full Year Consolidated Results:

•	Revenue of $704.4 million for 2016 as compared to $847.3 million in the prior year, with the decline primarily driven by teach-out campuses
•	Operating expenses decreased by $202.7 million as compared to the prior year driven by continued execution on strategic initiatives
•

As of December 31, 2016, cash, cash equivalents, restricted cash and available-for-sale short-term investments was $207.2 million, with cash flow provided by operations of $5.9 million compared to cash usage in the prior year of $21.7 million

“I am pleased with our 2016 results and with the progress our teams have made against our strategic initiatives,” said Todd Nelson, President and Chief Executive Officer. “Our commitment to improving student retention and outcomes while investing in technology and resources resulted in total enrollment growth at our University Group, with year-end total enrollments at the highest level since 2012. The results of our teach-out operations were ahead of our expectations, and our overall operating costs decreased by more than $200 million compared to last year, resulting in a year end cash balance that was higher than our outlook. For 2017, we will continue to invest in technology and resources which we believe will further enhance student retention and outcomes and pursue sustainable and responsible growth opportunities within our University Group.”

CEC ANNOUNCES 4Q16 RESULTS …PG 2

REVENUE

For the quarter and year ended December 31, 2016, total revenue was $155.3 million and $704.4 million, respectively, representing a decrease of 22.4 percent and 16.9 percent, respectively, compared to total revenue of $199.9 million and $847.3 million for the quarter and year ended December 31, 2015, respectively. The decrease was driven by declining revenues within the teach-out segments. Total revenue for the University Group was $135.6 million and $562.4 million for the quarter and year ended December 31, 2016, respectively, representing a decrease of 1.3 percent and an increase of 2.3 percent, respectively.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	$94,696	$91,481	3.5%	$369,319	$348,215	6.1%
AIU	40,909	45,871	-10.8%	193,032	201,649	-4.3%
Total University Group	135,605	137,352	-1.3%	562,351	549,864	2.3%
Corporate and Other	—	40	NM	—	157	NM
Subtotal	135,605	137,392	-1.3%	562,351	550,021	2.2%
Culinary Arts (1)	14,462	42,020	-65.6%	104,452	170,190	-38.6%
Transitional Group (1)	5,188	20,535	-74.7%	37,589	127,062	-70.4%
Total	$155,255	$199,947	-22.4%	$704,392	$847,273	-16.9%

(1)

Teach-out campuses included in the Transitional Group no longer enroll new students. The Culinary Arts campuses were announced for teach-out during December 2015 and ceased enrolling new students in January 2016.

CEC ANNOUNCES 4Q16 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

As of the end of 2016, total student enrollments for the University Group were 33,600, compared to 31,900 as of the prior year, primarily driven by improved student retention at CTU and new enrollment growth at AIU. New student enrollments for the University Group were 9,280 and 35,120 for the quarter and year ended December 31, 2016, respectively, compared to new student enrollments of 8,760 and 35,290 for the quarter and year ended December 31, 2015, respectively.

	As of December 31,
Total Student Enrollments	2016	2015	Increase (Decrease)
CTU	21,900	21,300	2.8%
AIU	11,700	10,600	10.4%
Total University Group	33,600	31,900	5.3%
Culinary Arts	2,300	7,800	-70.5%
Transitional Group	700	3,500	-80.0%
Total	36,600	43,200	-15.3%

	For the Quarter Ended December 31,			For the Year Ended December 31,
New Student Enrollments	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU (1)	5,530	5,710	-3.2%	20,770	21,890	-5.1%
AIU (1)	3,750	3,050	23.0%	14,350	13,400	7.1%
Total University Group (1)	9,280	8,760	5.9%	35,120	35,290	-0.5%
Culinary Arts (2)	—	690	NM	990	7,470	NM
Transitional Group (2)	—	90	NM	90	3,260	NM
Total	9,280	9,540	-2.7%	36,200	46,020	-21.3%

(1)

New student enrollments were positively impacted by a change to how the Company records certain cancelled students. Excluding the impact of this change new student enrollments would have decreased 7.7 percent for CTU, increased 15.4 percent for AIU and increased 0.3 percent for the University Group for the quarter ended December 31, 2016 as compared to the prior year quarter. For the full year 2016, new student enrollments would have decreased 7.1 percent for CTU, increased 4.3 percent for AIU and decreased 2.8 percent for the University Group, as compared to the prior year.

(2)

Teach-out campuses within the Transitional Group and Culinary Arts no longer enroll new students, effective upon their teach-out announcement; students who re-enter after 365 days are reported as new student enrollments. For Culinary Arts, teach-outs announced in December 2015 were effective beginning after the January 2016 new enrollment.

CEC ANNOUNCES 4Q16 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year ended December 31, 2016, the Company recorded an operating loss of $55.9 million and $32.3 million, respectively, compared to operating losses of $3.9 million and $92.2 million for the quarter and year ended December 31, 2015, respectively. Total University Group operating loss of $9.9 million and operating income of $69.8 million for the quarter and year ended December 31, 2016, respectively, included charges of $32.0 million recorded for a legal settlement and associated third party legal fees within AIU as well as increased compensation expenses for the current year related to performance-driven metrics.

The fourth quarter operating loss for the teach-out segments included $18.4 million of unused space charges as compared to $2.5 million in the prior year quarter. Additionally, asset impairment charges for the teach-out segments of $0.9 million were recorded in the current year as compared to $60.0 million recorded in the prior year with $0.9 million and $9.2 million recorded in the current year quarter and prior year quarter, respectively.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income (Loss) ($ in thousands)	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
CTU	$28,719	$30,001	-4.3%	$99,412	$87,496	13.6%
AIU (1)	(38,634)	1,538	NM	(29,598)	5,520	NM
Total University Group	(9,915)	31,539	-131.4%	69,814	93,016	-24.9%
Corporate and Other	(7,937)	(6,331)	-25.4%	(25,097)	(27,267)	8.0%
Subtotal	(17,852)	25,208	-170.8%	44,717	65,749	-32.0%
Culinary Arts (2)	(22,274)	(14,065)	-58.4%	(20,608)	(57,577)	64.2%
Transitional Group (3)	(15,781)	(15,072)	-4.7%	(56,453)	(100,340)	43.7%
Total	$(55,907)	$(3,929)	NM	$(32,344)	$(92,168)	64.9%

(1)	Charges of $10.0 million and $22.0 million were recorded during the quarter ended December 31, 2016 for a legal settlement and associated third party legal fees, respectively.
(2)

Asset impairment charges of $0.4 million were recorded during the quarter and year ended December 31, 2016. Asset impairment charges of $52.1 million were recorded during the year ended 2015, $9.0 million of which was recorded during the fourth quarter of 2015.

(3)	Asset impairment charges of $0.5 million and $7.9 million were recorded during the year ended December 31, 2016 and December 31, 2015, respectively.

NET INCOME (LOSS)

Net loss of $32.9 million was recorded for the quarter ended December 31, 2016 as compared to net income of $142.7 million in the prior year quarter. For the year ended December 31, 2016, net loss was $18.7 million as compared to net income of $51.9 million for the prior year. The prior year quarter and year ended included a tax benefit of $146.5 million and $147.5 million, respectively, driven by the partial reversal of tax valuation allowances.

CEC ANNOUNCES 4Q16 RESULTS …PG 5

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted EBITDA for the University Group and Corporate was $17.9 million and $91.7 million for the quarter and year ended December 31, 2016, respectively, representing a decrease of 39.4 percent and an increase of 9.6 percent, respectively, as compared to the prior year periods. The current quarter variance is driven by increased compensation expenses related to performance-driven metrics recorded in the current quarter. Adjusted EBITDA for the Transitional Group, Culinary Arts and discontinued operations improved to negative $19.6 million and a negative $49.8 million for the quarter and year ended December 31, 2016, respectively, representing improvement of 5.1 percent and 43.5 percent, respectively, as compared to the prior year periods.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted EBITDA ($ in thousands)	2016	2015	2016	2015
University Group and Corporate:
(Loss) income from continuing operations (1)	$(30,030)	$142,239	$(14,816)	$53,016
Benefit from income taxes	(25,326)	(146,531)	(16,550)	(147,454)
Transitional Group pre-tax loss	15,657	15,182	55,856	102,000
Culinary Arts pre-tax loss	22,211	14,065	20,451	57,518
Interest (income) expense, net (2)	(247)	87	(674)	44
Depreciation and amortization (2)	2,690	3,318	11,164	15,089
Legal settlements (2)	32,000	200	32,000	200
Stock-based compensation (2)	986	404	3,237	2,857
Asset impairments (2)	—	507	237	507
Unused space charges (2) (3)	—	114	839	(63)
Adjusted EBITDA--University Group and Corporate	$17,941	$29,585	$91,744	$83,714

Memo: Advertising Expenses (2)	$32,841	$33,431	$154,693	$164,470

Transitional Group, Culinary Arts and Discontinued Operations:
(Loss) income from discontinued operations (1)	$(2,846)	$485	$(3,896)	$(1,131)
Benefit from income taxes from discontinued operations	(2,064)	(997)	(2,690)	(997)
Transitional Group pre-tax loss	(15,657)	(15,182)	(55,856)	(102,000)
Culinary Arts pre-tax loss	(22,211)	(14,065)	(20,451)	(57,518)
Interest income, net (4)	—	—	(4)	—
Loss on sale of business (4)	—	161	—	1,793
Depreciation and amortization (4)	3,071	1,759	11,583	9,849
Legal settlements (4)	—	—	—	1,319
Asset impairments (4)	927	9,171	927	60,008
Unused space charges (3) (4)	19,164	(2,002)	20,550	443
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations	$(19,616)	$(20,670)	$(49,837)	$(88,234)
Consolidated Adjusted EBITDA	$(1,675)	$8,915	$41,907	$(4,520)

(1)

(Loss) income from continuing operations and (loss) income from discontinued operations make up the components of net (loss) income as reflected on the Company’s consolidated statements of (loss) income and comprehensive (loss) income.

(2)	Amounts relate to the University Group and Corporate.
(3)	Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income as well as the subsequent accretion of these charges.
(4)	Amounts relate to Transitional Group, Culinary Arts and discontinued operations.

CEC ANNOUNCES 4Q16 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

Net cash used in operating activities was negative $9.8 million and net cash flows provided by operating activities was $5.9 million for the quarter and year ended December 31, 2016, respectively, as compared to net cash used in operating activities of $0.7 million and $21.7 million for the prior year periods, respectively. The cash usage in the fourth quarter of 2016 includes increased payments related to exiting and reducing long-term lease obligations as compared to the prior year. The Company’s continued focus on improving marketing efficiencies within the University Group and the reduction in operating losses related to our teach-outs contributed to the improvement in cash flow from operations for the full year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)
Net cash (used in) provided by operating activities	$(9,802)	$(683)	NM	$5,912	$(21,686)	-127.3%
Capital expenditures	$777	$3,769	-79.4%	$4,129	$11,695	-64.7%

As of December 31, 2016 and December 31, 2015, cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings, totaled $207.2 million and $201.0 million, respectively.

Consolidated Cash ($ in thousands)	As of December 31, 2016	As of December 31, 2015	Increase (Decrease)
Consolidated cash, cash equivalents, restricted cash and available-for-sale short-term investments	$207,160	$231,641	-10.6%
Available-for-sale long-term investments (1)	—	7,374	NM
Short-term borrowings (2)	—	38,000	NM
Consolidated cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings (1)	$207,160	$201,015	3.1%

(1)	Available-for-sale long-term investment balances are included within non-current other assets on the Company’s consolidated balance sheets.
(2)

Cash, cash equivalents, restricted cash and available-for-sale short-term investment balances as of December 31, 2015 include $38.0 million of restricted cash related to cash-collateralized borrowings under the Credit Agreement.

OUTLOOK

With the substantial completion of the teach-outs occurring in 2017, Career Education Corporation will begin disclosing its outlook based on an operating income (loss) and adjusted operating income (loss) measure as well as providing an outlook for year-end cash, cash equivalents, restricted cash and short-term investments, net of borrowings. The Company believes that an adjusted operating income (loss) measure will better reflect the ongoing operations of the business now that the teach-outs will be substantially complete. The Company will no longer provide updates under the previous measure of adjusted EBITDA. The Company expects the following results, subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income (loss) attached to this press release for further details):

•	University Group and Corporate operating income and adjusted operating income to grow in 2017 and 2018 as compared to each respective prior year period.
•

Adjusted operating loss for our teach-out segments, comprised of the Transitional Group and Culinary Arts, to be in the range of $50 million to $60 million in 2017 and to improve to a range of $10 million to $20 million in 2018 as we wind-down the remainder of our teach-out campuses.

•

End of year cash, cash equivalents, restricted cash and available-for-sale short-term investments, net of any borrowings, as reported on the consolidated balance sheets (i) of approximately $150 million to $160 million for the year ending December 31, 2017, which includes payments related to a legal settlement of $10.0 million and $22.0 million of associated third party legal fees (which amounts were recorded during the fourth quarter of 2016); and (ii) to grow in 2018 as compared to 2017.

Operating income (loss), which is the most directly comparable GAAP measure to adjusted operating income (loss), may not follow the same trends as discussed in our outlook above because of adjustments made for unused space charges that represent the present

CEC ANNOUNCES 4Q16 RESULTS …PG 7

value of future remaining lease obligations for vacated space less an estimated amount for sublease income as well as depreciation, amortization, asset impairment charges and significant legal settlements. The operating income (loss) and adjusted operating income (loss) and cash outlook provided above for 2017 and 2018 are based on the following key assumptions and factors, among others: (i) modest total enrollment growth within the University Group while achieving the intended University Group efficiencies, (ii) teach-outs to progress as expected and performance consistent with current trends, (iii) achievement of recovery rates for the Company’s real estate obligations and timing of any associated lease termination payments consistent with the Company’s historical experiences, (iv) continued right-sizing of the Company’s corporate expense structure to serve primarily online institutions, (v) no material changes in the legal or regulatory environment and excludes legal and regulatory liabilities which are not probable and estimable at this time and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations issued in November 2016 and the gainful employment regulation, and (vi) consistent working capital movements in line with historical operating trends and potential impacts of teach-out campuses on working capital in line with expectations. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, February 23, 2017 at 5:30 p.m. Eastern time to discuss its fourth quarter and full year 2016 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “intend,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently issued “defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully defend litigation and other claims brought against us; the success of our initiatives to improve student experiences, retention and outcomes; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequent filings with the Securities and Exchange Commission.

CEC ANNOUNCES 4Q16 RESULTS …PG 8

###

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2016	December 31, 2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$49,507	$66,919
Restricted cash	1,375	49,821
Restricted short-term investments	8,597	-
Short-term investments	147,681	114,901
Total cash and cash equivalents, restricted cash and short-term investments	207,160	231,641

Student receivables, net	22,825	31,618
Receivables, other, net	929	5,194
Prepaid expenses	14,446	14,380
Inventories	1,868	3,353
Other current assets	817	2,523
Assets of discontinued operations	148	254
Total current assets	248,193	288,963

NON-CURRENT ASSETS:
Property and equipment, net	40,512	58,249
Goodwill	87,356	87,356
Intangible assets, net	8,500	9,300
Student receivables, net	3,055	3,958
Deferred income tax assets, net	158,272	137,716
Other assets	7,608	16,562
Assets of discontinued operations	6,105	8,811
TOTAL ASSETS	$559,601	$610,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$-	$38,000
Accounts payable	10,099	25,906
Accrued expenses:
Payroll and related benefits	41,203	38,789
Advertising and production costs	10,253	11,788
Income taxes	1,830	1,061
Other	69,244	24,082
Deferred tuition revenue	28,364	40,112
Liabilities of discontinued operations	8,219	13,067
Total current liabilities	169,212	192,805

NON-CURRENT LIABILITIES:
Deferred rent obligations	30,713	45,927
Other liabilities	31,751	25,197
Liabilities of discontinued operations	6,422	9,376
Total non-current liabilities	68,886	80,500

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	835	830
Additional paid-in capital	613,325	610,784
Accumulated other comprehensive loss	(258)	(880)
Accumulated deficit	(76,230)	(57,518)
Cost of shares in treasury	(216,169)	(215,606)
Total stockholders' equity	321,503	337,610
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$559,601	$610,915

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND

COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and fees	$154,489	99.5%	$198,445	99.2%
Other	766	0.5%	1,502	0.8%
Total revenue	155,255		199,947
OPERATING EXPENSES:
Educational services and facilities	64,107	41.3%	66,931	33.5%
General and administrative	140,367	90.4%	122,190	61.1%
Depreciation and amortization	5,761	3.7%	5,077	2.5%
Asset impairment	927	0.6%	9,678	4.8%
Total operating expenses	211,162	136.0%	203,876	102.0%
Operating loss	(55,907)	-36.0%	(3,929)	-2.0%
OTHER INCOME (EXPENSE):
Interest income	362	0.2%	246	0.1%
Interest expense	(115)	-0.1%	(333)	-0.2%
Loss on sale of business	—	0.0%	(161)	-0.1%
Miscellaneous income (expense)	304	0.2%	(115)	-0.1%
Total other income (expense)	551	0.4%	(363)	-0.2%
PRETAX LOSS	(55,356)	-35.7%	(4,292)	-2.1%
Benefit from income taxes	(25,326)	-16.3%	(146,531)	-73.3%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(30,030)	-19.3%	142,239	71.1%
(Loss) income from discontinued operations, net of tax	(2,846)	-1.8%	485	0.2%
NET (LOSS) INCOME	(32,876)	-21.2%	142,724	71.4%

OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(220)		—
Unrealized loss on investments	(125)		(260)
Total other comprehensive loss	(345)		(260)
COMPREHENSIVE (LOSS) INCOME	$(33,221)		$142,464

NET (LOSS) INCOME PER SHARE - BASIC:
(Loss) income from continuing operations	$(0.44)		$2.09
(Loss) income from discontinued operations	(0.04)		0.01
Net (loss) income per share	$(0.48)		$2.10

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(0.44)		$2.08
Loss from discontinued operations	(0.04)		—
Net (loss) income per share	$(0.48)		$2.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,505		68,046
Diluted	68,505		68,506

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND

COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2016	% of Total Revenue	2015	% of Total Revenue
REVENUE:
Tuition and fees	$700,525	99.5%	$842,062	99.4%
Other	3,867	0.5%	5,211	0.6%
Total revenue	704,392		847,273
OPERATING EXPENSES:
Educational services and facilities	235,100	33.4%	289,777	34.2%
General and administrative	477,725	67.8%	564,211	66.6%
Depreciation and amortization	22,747	3.2%	24,938	2.9%
Asset impairment	1,164	0.2%	60,515	7.1%
Total operating expenses	736,736	104.6%	939,441	110.9%
Operating loss	(32,344)	-4.6%	(92,168)	-10.9%
OTHER INCOME (EXPENSE):
Interest income	1,262	0.2%	794	0.1%
Interest expense	(584)	-0.1%	(835)	-0.1%
Loss on sale of business	—	0.0%	(1,793)	-0.2%
Miscellaneous income (expense)	300	0.0%	(436)	-0.1%
Total other income (expense)	978	0.1%	(2,270)	-0.3%
PRETAX LOSS	(31,366)	-4.5%	(94,438)	-11.1%
Benefit from income taxes	(16,550)	-2.3%	(147,454)	-17.4%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(14,816)	-2.1%	53,016	6.3%
Loss from discontinued operations, net of tax	(3,896)	-0.6%	(1,131)	-0.1%
NET (LOSS) INCOME	(18,712)	-2.7%	51,885	6.1%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	(77)		—
Unrealized gain (loss) on investments	699		(27)
Total other comprehensive income (loss)	622		(27)
COMPREHENSIVE (LOSS) INCOME	$(18,090)		$51,858

NET (LOSS) INCOME PER SHARE - BASIC and DILUTED:
(Loss) income from continuing operations	$(0.22)		$0.78
Loss from discontinued operations	(0.05)		(0.02)
Net (loss) income per share	$(0.27)		$0.76

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,373		67,860
Diluted	68,373		68,328

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(18,712)	$51,885
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Asset impairment	1,164	60,515
Depreciation and amortization expense	22,747	24,938
Bad debt expense	31,885	21,980
Compensation expense related to share-based awards	3,237	2,857
Loss on sale of business, net	—	1,793
(Gain) loss on disposition of property and equipment	(438)	663
Deferred income taxes	(18,087)	(145,807)
Changes in operating assets and liabilities:
Student receivables, gross	6,925	(1,517)
Allowance for doubtful accounts	(29,033)	(20,960)
Other receivables, net	1,127	14,311
Inventories, prepaid expenses, and other current assets	2,783	6,160
Deposits and other non-current assets	1,634	2,711
Accounts payable	(16,264)	2,539
Accrued expenses and deferred rent obligations	28,691	(31,104)
Deferred tuition revenue	(11,747)	(12,650)
Net cash provided by (used in) operating activities	5,912	(21,686)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(160,590)	(93,360)
Sales of available-for-sale investments	126,830	100,173
Purchases of property and equipment	(4,129)	(11,695)
Proceeds on the sale of assets	3,600	2,272
Payments of cash upon sale of businesses	(62)	(4,013)
Purchase of equity method investment	—	(1,368)
Net cash used in investing activities	(34,351)	(7,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	773	1,401
Borrowings from credit facility	—	38,000
Payment on borrowings	(38,000)	(10,000)
Change in restricted cash	48,446	(26,883)
Net cash provided by financing activities	11,219	2,518

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(192)	246

NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,412)	(26,913)
CASH AND CASH EQUIVALENTS, beginning of the period	66,919	93,832
CASH AND CASH EQUIVALENTS, end of the period	$49,507	$66,919

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2016	2015
REVENUE:
CTU	$94,696	$91,481
AIU	40,909	45,871
Total University Group	135,605	137,352
Corporate and Other	—	40
Subtotal	135,605	137,392
Culinary Arts	14,462	42,020
Transitional Group	5,188	20,535
Total	$155,255	$199,947

OPERATING INCOME (LOSS):
CTU	$28,719	$30,001
AIU	(38,634)	1,538
Total University Group	(9,915)	31,539
Corporate and Other	(7,937)	(6,331)
Subtotal	(17,852)	25,208
Culinary Arts	(22,274)	(14,065)
Transitional Group	(15,781)	(15,072)
Total	$(55,907)	$(3,929)

OPERATING MARGIN (LOSS):
CTU	30.3%	32.8%
AIU	-94.4%	3.4%
Total University Group	-7.3%	23.0%
Corporate and Other	NM	NM
Subtotal	-13.2%	18.3%
Culinary Arts	-154.0%	-33.5%
Transitional Group	-304.2%	-73.4%
Total	-36.0%	-2.0%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2016	2015
REVENUE:
CTU	$369,319	$348,215
AIU	193,032	201,649
Total University Group	562,351	549,864
Corporate and Other	—	157
Subtotal	562,351	550,021
Culinary Arts	104,452	170,190
Transitional Group	37,589	127,062
Total	$704,392	$847,273

OPERATING INCOME (LOSS):
CTU	$99,412	$87,496
AIU	(29,598)	5,520
Total University Group	69,814	93,016
Corporate and Other	(25,097)	(27,267)
Subtotal	44,717	65,749
Culinary Arts	(20,608)	(57,577)
Transitional Group	(56,453)	(100,340)
Total	$(32,344)	$(92,168)

OPERATING MARGIN (LOSS):
CTU	26.9%	25.1%
AIU	-15.3%	2.7%
Total University Group	12.4%	16.9%
Corporate and Other	NM	NM
Subtotal	8.0%	12.0%
Culinary Arts	-19.7%	-33.8%
Transitional Group	-150.2%	-79.0%
Total	-4.6%	-10.9%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted EBITDA	2016	2015	2016	2015
University Group and Corporate:
(Loss) income from continuing operations (2)	$(30,030)	$142,239	$(14,816)	$53,016
Benefit from income taxes	(25,326)	(146,531)	(16,550)	(147,454)
Transitional Group pre-tax loss	15,657	15,182	55,856	102,000
Culinary Arts pre-tax loss	22,211	14,065	20,451	57,518
Interest (income) expense, net (3)	(247)	87	(674)	44
Depreciation and amortization (3)	2,690	3,318	11,164	15,089
Legal settlements (3) (4)	32,000	200	32,000	200
Stock-based compensation (3)	986	404	3,237	2,857
Asset impairments (3)	—	507	237	507
Unused space charges (3) (5)	—	114	839	(63)
Adjusted EBITDA--University Group and Corporate (6)	$17,941	$29,585	$91,744	$83,714

Memo: Advertising Expenses (3)	$32,841	$33,431	$154,693	$164,470

Transitional Group, Culinary Arts and Discontinued Operations:
(Loss) income from discontinued operations (2)	$(2,846)	$485	$(3,896)	$(1,131)
Benefit from income taxes from discontinued operations	(2,064)	(997)	(2,690)	(997)
Transitional Group pre-tax loss	(15,657)	(15,182)	(55,856)	(102,000)
Culinary Arts pre-tax loss	(22,211)	(14,065)	(20,451)	(57,518)
Interest income, net (7)	—	—	(4)	—
Loss on sale of business (7)	—	161	—	1,793
Depreciation and amortization (7)	3,071	1,759	11,583	9,849
Legal settlements (4) (7)	—	—	—	1,319
Asset impairments (7)	927	9,171	927	60,008
Unused space charges (5) (7)	19,164	(2,002)	20,550	443
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations (6) (8)	$(19,616)	$(20,670)	$(49,837)	$(88,234)
Consolidated Adjusted EBITDA	$(1,675)	$8,915	$41,907	$(4,520)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

During 2016, the Company believed adjusted EBITDA to be a useful measure as it allowed the Company to compare current operating results with corresponding historical periods and with the operational performance of other companies in its industry because it did not give effect to potential differences caused by items not considered reflective of underlying operating performance. In evaluating adjusted EBITDA for 2016 and earlier, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net (loss) income, operating (loss) income, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

(Loss) income from continuing operations and (loss) income from discontinued operations make up the components of net (loss) income. A reconciliation of these components for the quarters and years ended December 31, 2016 and December 31, 2015 is presented below:

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
(Loss) income from continuing operations	$(30,030)	$142,239	$(14,816)	$53,016
(Loss) income from discontinued operations	(2,846)	485	(3,896)	(1,131)
Net (loss) income	$(32,876)	$142,724	$(18,712)	$51,885
(3)	Amounts relate to the University Group and Corporate.
(4)	Legal settlement amounts are net of insurance recoveries.
(5)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income as well as the subsequent accretion of these charges. These charges relate to vacated leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(6)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As the Transitional Group and Culinary Arts have been announced for teach-out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted EBITDA from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions. Accordingly, the Transitional Group and Culinary Arts pre-tax losses are added back to (loss) income from continuing operations and subtracted from (loss) income from discontinued operations.

(7)	Amounts relate to the Transitional Group, Culinary Arts and discontinued operations.
(8)	Adjusted EBITDA amounts for Culinary Arts separate from the Transitional Group and discontinued operations include:

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Pre-tax loss	$(22,211)	$(14,065)	$(20,451)	$(57,518)
Depreciation and amortization	1,776	—	6,234	—
Legal settlements	—	—	—	775
Asset impairments	383	9,005	383	52,138
Unused space charges	13,684	191	17,394	(959)
Adjusted EBITDA for Culinary Arts	$(6,368)	$(4,869)	$3,560	$(5,564)

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

	ACTUAL RESULTS		OUTLOOK
	For the Year Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income (Loss)	2015	2016	2017	2018
University Group and Corporate:
Operating income (2) (3)	$65,749	$44,717	Growth vs 2016	Growth vs 2017
Depreciation and amortization (3)	15,089	11,164	2016 Levels
Asset impairments (3)	507	237	None Assumed
Unused space charges (3) (4)	1,556	1,134	None Assumed
Significant legal settlements (3)	—	32,000	None Assumed
Adjusted Operating Income -- University Group and Corporate (5)	$82,901	$89,252	Growth vs 2016	Growth vs 2017

Transitional Group and Culinary Arts:
Operating loss (2) (6)	$(157,917)	$(77,061)	$(80) -- $(90) million	$(18) -- $(28) million
Depreciation and amortization (6)	9,849	11,583	~$5 million	—
Asset impairments (6)	60,008	927	None Assumed
Unused space charges (4) (6)	17,940	34,719	~$25 million	~$8 million
Adjusted Operating Loss -- Transitional and Culinary Arts (5)	$(70,120)	$(29,832)	$(50) -- $(60) million	$(10) -- $(20) million

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income (loss) allows it to analyze and assess its ongoing operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as unused space charges and significant legal reserves. In evaluating adjusted operating income (loss), investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income (loss) should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income (loss) has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net (loss) income, operating (loss) income, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Operating income for University Group and Corporate and operating loss for the Transitional Group and Culinary Arts make up the components of operating (loss) income. A reconciliation of these components for the years ended December 31, 2016 and December 31, 2015 is presented below:

	For the Year Ended December 31,
	2015	2016
Operating income for University Group and Corporate	$65,749	$44,717
Operating loss for Culinary Arts and Transitional	(157,917)	(77,061)
Operating loss	$(92,168)	$(32,344)
(3)	Amounts relate to the University Group and Corporate.
(4)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. These charges relate to exiting leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(5)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As the Transitional Group and Culinary Arts have been announced for teach-out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted operating income from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions.

(6)	Amounts relate to the Transitional Group and Culinary Arts.